Exhibit 99.1

Schedule 1

A separate Pass Through Trust Agreement substantially identical in all material respects to the Pass Through Trust Agreement filed as Exhibit 4.4 (the form of which agreement with respect to each pass through trust was filed as Exhibit 4.3 to Amendment No. 1 to Registration Statement on Form S-3 (Registration Statement No. 333-119549) on November 2, 2004) has been entered into with respect to each of JetBlue Airways Pass Through Trust, Series 2004-2G-2-O Pass Through Certificates and JetBlue Airways Pass Through Trust, Series 2004-2C-O Pass Through Certificates.  Those Pass Through Trust Agreements differ from the Pass Through Trust Agreement filed as Exhibit 4.4 herewith as set forth below:

1.             Pass Through Trust Agreement, dated as of November 15, 2004, between JetBlue Airways Corporation and Wilmington Trust Company, as Pass Through Trustee, made with respect to the formation of JetBlue Airways Corporation Pass Through Trust, Series 2004-2G-2-O and the issuance of Three-Month LIBOR plus 0.450% JetBlue Airways Pass Through Trust, Series 2004-2G-2-O Pass Through Certificates

(a)           Conforming changes have been made to reflect the formation of the appropriate trust and the issuance of the appropriate series of pass through trust certificates;

(b)           Section 1.01 defines “Final Legal Distribution Date” as May 15, 2018; and

(c)           Section 3.01(b) limits the aggregate Fractional Undivided Interest of Certificates to $185,418,000.

2.             Pass Through Trust Agreement, dated as of November 15, 2004, between JetBlue Airways Corporation and Wilmington Trust Company, as Pass Through Trustee, made with respect to the formation of JetBlue Airways Corporation Pass Through Trust, Series 2004-2C-O and the issuance of Three-Month LIBOR plus 3.100% JetBlue Airways Pass Through Trust, Series 2004-2C-O Pass Through Certificates

(a)           Conforming changes have been made to reflect the formation of the appropriate trust and the issuance of the appropriate series of pass through trust certificates;

(b)           Section 1.01 defines “Final Legal Distribution Date” as May 15, 2010;

(c)           Section 1.01 defines “PTC Event of Default” as

any failure to pay within ten Business Days of the due date thereof:  (i) the outstanding Pool Balance on the Final Legal Distribution Date or (ii) interest due on the Certificates on any Distribution Date (unless the Subordination Agent shall have made an Interest Drawing or Drawings (as defined in the Intercreditor Agreement) or a withdrawal or withdrawals pursuant to Section 3.6(f) of the Intercreditor Agreement with respect thereto in an aggregate amount sufficient to pay such interest and shall have distributed such amount to the Trustee).

(d)           Section 1.01 defines “Scheduled Payment” so that it deletes from the definition of Scheduled Payment “any payment of interest on or principal of the Certificates with funds drawn under the Policy”;

(e)           Section 1.01 defines “Trust Property” so that it excludes references to the Policy;

(f)            Section 2.01(a)(i), relating to the issuance of pass through trust certificates, does not direct the Trustee to execute and deliver the Policy Provider Agreement;

(g)           Section 3.01(b) limits the aggregate Fractional Undivided Interest of Certificates to $136,066,000;

(h)           Section 3.11, relating to payments and distributions made to Certificateholders, provides that a Certificateholder “will not have any recourse to the Company, the Trustee, the Loan Trustees or the Liquidity Providers, except as otherwise expressly provided herein or in the Intercreditor Agreement”;

(i)            Section 4.03(a)(i) has been changed to delete the reference to the Policy Provider;

(j)            Section 6.01(b) provides, in the first full paragraph following subsection 6.01(b)(ii), that:

The purchase price with respect to the Class G-1 Certificates and the Class G-2 Certificates shall be the amounts set forth in Section 6.01(b) of the Other Pass Through Trust Agreements.  Such purchase shall be subject to the terms set forth in Section 6.01(b) of the Other Pass Through Trust Agreements.

(k)           Sections 9.01 and 9.02 have been changed to delete references to the Policy and the Policy Provider Agreement;

(l)            Section 9.02(6) has been deleted; and

(m)          Section 10.01 has been changed to delete the reference to “the Policy Provider” at the end of the first sentence and the language “Policy Provider or if a Policy Provider Default has occurred and is continuing,” from the beginning of the second sentence.  Part (ii) of the third sentence of Section 10.01 has been changed to delete references to the Class G-2 Trustee, the Class G-2 Certificateholders and the Class G-2 Trust and reads as follows:

(ii) as Controlling Party, the Trustee shall vote as directed in such Certificateholder Direction by the Certificateholders evidencing a Fractional Undivided Interest aggregating not less than a majority in interest in the Trust.

(n)           Schedule 1 of Exhibit B, Form of Assignment and Assumption Agreement, has been changed to remove the Policy and the Policy Provider Agreement as part of the list of assigned documents.